                                                                     Exhibit 3.3

    For Ministry Use Only                                                          Ontario Corporation Number                 1
A l'usage exclusif du ministere                                                    Numero de la compagnie en Ontario
[SEAL]  Ministry of                          Ministere de
        Consumer and                         la Consommation                                    1401922
        Commercial Relations                 et du Commerce
 CERTIFICATE                                 CERTIFICAT
 This is to certify that these               Ceci certifie que les presents        Trans   Line         Comp  Method
 articles are effective on                   statuts entrent en vigueur le         Code    No.   Stat.  Type  Incorp.   Share
                                                                                     A      0      0      A     3         S
        FEBRUARY 15                          FEVRIER, 2000                          18      20    28     29     30        31
        ------------------------------       ------------------------------

                                 [SIGNATURE]                                       Notice
                              Director/Directeur                                   Req'd               Jurisdiction
        Business Corporations Act/Lor sur les societes par actions                   N              ONTARIO               A
                                                                                    32              33            47      57


------------------------------------------------------------------------------------------------------------------------------------

                                                      ARTICLES OF AMALGAMATION
                                                         STATUTS DE FUSION

                 1. The name of the amalgamated corporation is:                Denomination sociale de la compagnie issue
                                                                               de la fusion:
   Form 4
  Business
Corporations                        D E L A N O     T E C H N O L O G Y     C O R P O R A T I O N
    Act

 Formule
 numero 4
   Loi           2. The address of the registered office is:                   Addresse du siege social:
 sur les
compagnies
                    40 West Wilmot Street
                 ------------------------------------------------------------------------------------------------------------------
                                  (Street & No. or R.R. No. & if Multi-Office Building give Room No.)
                                       (Rue et numero ou numero de la R.R. et, s'il s'agit d'un
                                                  edifice a bureau, numero du bereau)

                    Richmond Hill, Ontario                                                     L4B 1H8
                 ------------------------------------------------------------------------------------------------------------------
                              (Name of Municipality of Post Office)                          (Postal Code)
                          (Nom de la municipalite ou du bureau de poste)                     (Code Postal)


                 3. Number (or minimum and maximum number)                     Nombre (ou nombres minimal et maximal)
                    of director is:                                            d'administrateurs:

                    A minimum of three (3) and a maximum of ten (10).
                 -------------------------------------------------------------------------------------------------------------------

                 4. The director(s) is/are:           Administrateur(s):                             Resident Canadian
                                                                                                     State
                 First name, initials and last name   Residence address, giving Street & No. or      Yes or No
                 Prenom, initiales et nom de famille  R.R. No., Municipality and Postal Code         Resident Canadien
                                                      Adresse personnelle, y compris la rue et       Oui/Non
                                                      le numero, le numero de la R.R., le nom de
                                                      la municipalite et le code postal
                 ------------------------------------------------------------------------------------------------------------------
                                                      See Attached page 1A

                                                                              1A

4.   The directors are:

First Name, initials
and last name                 Residence address             Resident Canadian
-----------------------       -----------------             -----------------
Bahman Koohestani             16 Portsmith Road             Yes
                              Toronto, Ontario
                              M2L 2W8

Dennis Bennie                 52 Owen Blvd.                 Yes
                              Toronto, Ontario
                              M2P 1E9

John Gregory Foresi           56 Falling Leaf Court         Yes
                              Aurora, Ontario
                              L4G 6K6

Ian Giffen                    5 Orchard Street              Yes
                              Markham, Ontario
                              L3P 2S9

Albert Amato                  364 Glencairn Avenue          Yes
                              Toronto, Ontario
                              M5N 1V1

David Woodley                 874042 5th Line EHS           Yes
                              Mono Township
                              L9W 2Y8

5. A) The amalgamation agreement has   A) Les actionnaires de chaque compagnie 2
      been duly adopted by the            qui fusionne ont dument adopte la
      shareholders of each of the         convention de fusion conformement au
      amalgamating corporations as        paragraphe 176(4) de la Loi sur les
      required by subsection 176(4)       compagnies a la date mentionee
      of the Business Corporations        ci-dessous.
      Act on the date set out below.


                                     [ X ]


                           Check              Cocher
                           A or B             A ou B


                                     [   ]


   B) The amalgamation has been        B) Les administrateurs de chaque
      approved by the directors of        compagnie qui fusionne ont approuve
      each amalgamating corporation       la fusion par voie de resolution
      by a resolution as required by      conformement a l'article 177 de la
      section 177 of the Business         Loi sur les compagnies a la date
      Corporations Act on the date        mentionee ci-dessous. Les statuts de
      set out below.                      fusion reprennent essentiellement
      The articles of amalgamation        les despositions des status
      in substance contain the            constituifs de
      provisions of the articles of
      incorporation of




--------------------------------------------------------------------------------
      and are more particularly set       et sont enonces tetuellement aux
      out in these articles.              presents status.




Names of amalgamating    Ontario Corporation Number    Date of Adoption/Approval
corporations             Numero de la compagnie en     Date d'adoption ou
Denomination sociale     Ontario                       d'approbation
des compagnies qui
fusionnent
--------------------------------------------------------------------------------
Delano Technology        1294608                       December 13, 1999
Corporation


XDL Delano Holdings      1305170                       February 7, 2000
Inc.

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation exercise.

     Limites, sil ya lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

     None



7. The classes and any maximum number of shares that the corporation is authorized to issue.

     Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

     An unlimited number of Common Shares; and an unlimited number of Preference Shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

     Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie :

     See pages 4A and 4B.

                                                                              4A


COMMON SHARES

1.   VOTING RIGHTS

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of holders of Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

2.   DIVIDENDS

The Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Board of Directors of the Corporation.

3.   LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the assets and funds of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Shares, pro rata based on the number of Common Shares held by each holder and any other participating outstanding series or class of shares convertible into Common Shares.

PREFERENCE SHARES

The Preference Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1. One or more series -- The Preference Shares may from time to time be issued in one or more series;

2. Terms of each series -- Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Business Corporations Act (Ontario), the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the issue price per share, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

                                      -2-
                                                                              4B

3. Ranking of Preference Shares -- The Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the Common Shares, and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares, and any other shares of the Corporation ranking junior to such Preference Shares as amy be fixed in accordance with section 2;

4. Cumulative Dividends and Payments on the Return of Capital -- If any cumulative dividends, whether or not declared, or any amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, in respect of a series of Preference Shares are not paid in full, the shares of such series of Preference Shares shall participate rateably with the shares of all other series of Preference Shares in respect of, all accumulated cumulative dividends, whether or not declared, or all amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, as the case may be.

5. Conversion into Common Shares -- The Preference Shares of any series may be made convertible into Common Shares;

6. Voting -- Subject to the provisions of the Business Corporations Act (Ontario), and section 7 below, the Preference Shares shall have no voting rights as a class;

7. Variation of rights -- The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

     L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

     None


10.  Other provisions (if any):

     Autres dispositions, s'il y a lieu:

     Pursuant to the terms of the Amalgamation Agreement dated November 30, 1999, as amended by Amendment No. 1 dated February 7, 2000, the effective date and time of the amalgamation is February 15, 2000 at 5:00 p.m.


11. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

     Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent l'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

     Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitute(nt) l'annexe "B".

These articles are signed in duplicate

Les presents statuts sont signes en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers

Denomination sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeants regulierement designes.


                                   DELANO TECHNOLOGY CORPORATION


                                   By: /s/ David Lewis
                                       -------------------------------
                                       David Lewis
                                       Secretary


                                   XDL DELANO HOLDINGS INC.


                                   By: /s/ David Latner
                                       -------------------------------
                                       David Latner
                                       Vice-President and Secretary

                                 SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER


     1. John Gregory Foresi, of the Town of Aurora, in the Province of Ontario, solemnly state that:

1. I am the President and a director of Delano Technology Corporation, one of the amalgamating corporations (hereinafter called the "Corporation") and as such have personal knowledge of the matters herein deposed to.

2.   There are reasonable grounds for believing that:

     (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due:

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (c)  no creditor of the Corporation will be prejudiced by the amalgamation.

     DATED February 14, 2000.



                                                       /s/ John Gregory Foresi
                                                      --------------------------
                                                          John Gregory Foresi

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER

     I, David Latner, of the City of Toronto, in the Province of Ontario, solemnly state that:

1. I am a director and Vice-President and Secretary of XDL Delano Holdings Inc., one of the amalgamating corporations (hereinafter called the "Corporation") and as such have personal knowledge of the matters herein deposed to.

2.   There are reasonable grounds for believing that:

     (a) the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

     (b) the realizable value of the assets of the amalgamated corporation will not be less than the aggregate of its liabilities and stated capital of all classes; and

     (c)  no creditor of the Corporation will be prejudiced by the amalgamation.

     DATED February 14, 2000.

                                        /s/ David Latner
                                        -------------------------
                                        David Latner

                                 SCHEDULE "B"




               AMALGAMATION AGREEMENT made as of the 30th day of
                                November, 1999.


BETWEEN:

                  DELANO TECHNOLOGY CORPORATION, a corporation governed by the Business Corporations Act (Ontario), ("Delano")



                                    -- and --




              XDL DELANO HOLDINGS INC., a corporation governed by
             the Business Corporations Act (Ontario), ("Holdings")



RECITALS:


A. Delano was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) by Certificate and Articles of Incorporation dated May 7, 1998 and its authorized capital consists of an unlimited number of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares, of which 3,500,000 Common Shares, 4,000,000 Class A Preferred Shares and 3,789,476 Class B Preferred Shares have been issued and are currently outstanding.

B. Prior to the Effective Date of the amalgamation referenced in this Agreement, it is anticipated that 4,326,924 Class C Preferred Shares of Delano will be issued pursuant to the exercise of previously issued special warrants.

C. Holdings was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) by Certificate and Articles of Incorporation dated July 14, 1998 and its authorized capital consists of an unlimited number of Common Shares and Class A Preferred Shares of which 3,150 Common Shares and 1,100 Class A Preferred Shares have been issued and are currently outstanding.

D. The parties to this Agreement, having made full disclosure each to the other of all their respective assets and liabilities, have determined that it is desirable that their amalgamation should be effected and, acting under the authority contained in the Business Corporations Act (Ontario), have agreed to amalgamate and continue as one corporation upon the terms and conditions set out in this Agreement.


     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION



1.1  Definitions

Whenever used in this Agreement, the following terms shall have the respective meanings ascribed to them as follows:

     (a) "Act" means the Business Corporations Act (Ontario) as amended from time to time and includes any regulations made pursuant to such Act and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;

     (b) "Board" means the board of directors of the Corporation, it being understood that references herein to matters to be decided by the Board shall not be in derogation of the rights of the Board pursuant to the provisions of Section 127 of the Act;

     (c) "Corporation" means the corporation continuing from the amalgamation of the parties hereto;

     (d) "Expiry Date" shall have the meaning ascribed to it in the Special Warrant Indenture, which, as at the date hereof is the date which is the earlier to occur of (i) the fifth business day after the date on which a receipt has been issued by the last of the securities regulatory authorities in each province of Canada in which holders of Special Warrants are resident for the (final) prospectus qualifying the issuance of shares of Delano upon exercise of the Special Warrants and (ii) June 24, 2000;

     (e) "Special Warrants" means, collectively, the special warrants of Delano issued pursuant to the Special Warrant Indenture;

     (f) "Special Warrant Indenture" means the special warrant indenture dated as of June 24, 1999 between Delano and The Trust Company of Bank of Montreal, as such indenture may be amended or supplemented from time to time; and

     (g) "Fair Market Value" means, except as otherwise explicitly set forth herein, (a) in respect of the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares, in the event that the Common Shares of Delano have been approved for trading on NASDAQ, the closing price of the Common Shares on the date prior to the Expiry Date, or if there is no such closing price, the opening price of the Common Shares on the Expiry Date, or if there is no such opening price prior to the effective time of the amalgamation, the price of the Common Shares issued by Delano in the public offering to which the NASDAQ listing of Common Shares relates; or (b) in the event that the Common Shares of Delano have not been approved for trading on NASDAQ, the amount, as determined by the directors of Delano who are not precluded from voting in respect of the amalgamation by virtue of
          Section 132(5) of the Act, in their sole discretion, that is equivalent to the price of the share or other property, as the case may be, on the effective date of the amalgamation in an open and unrestricted market between informed prudent parties, acting at arm's length and under no compulsion to act.

                                   ARTICLE 2
                                 IMPLEMENTATION

2.1  EFFECTIVE DATE

Delano and Holdings shall amalgamate under the provisions of the Act effective immediately following the deemed exercise of Special Warrants on the Expiry Date and shall continue as one corporation upon the terms and conditions set out in this Agreement. Subject to Section 2.3, articles of amalgamation in prescribed form shall be sent to the Director under the Act, together with all other documents necessary to bring the amalgamation into effect.

2.2  EFFECT

Upon the amalgamation of Delano and Holdings and their continuance as one corporation becoming effective:

     (a) the Corporation shall possess all the property, rights, privileges and franchises and shall be subject to all liabilities; including civil, criminal and quasi-criminal and all contracts, disabilities and debts of each of Delano and Holdings;

     (b) a conviction against, or ruling, order or judgment in favour or against any of Delano or Holdings may be enforced by or against the Corporation;

     (c) the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against Delano or Holdings before the amalgamation has become effective; and

     (d) except for the purposes specified in the Act, the Corporation's articles of amalgamation shall be deemed to be its articles of incorporation and the Corporation's certificate of amalgamation shall be deemed to be its certificate of incorporation.

2.3  TERMINATION

Notwithstanding the approval of this Agreement by their shareholders, the board of directors of any of Delano and Holdings, without further shareholder approval, may terminate the amalgamation and this Agreement at any time before the issuance of a certificate of amalgamation.


                                   ARTICLE 3
                              CONDITIONS PRECEDENT

3.1  MUTUAL CONDITION PRECEDENT

The amalgamation is subject to the condition that the amalgamation and this Agreement shall be approved by:

     (a) (i) not less than two-thirds of the votes cast by the holders of Common Shares of Holdings who vote in respect of the special resolution to approve the amalgamation and this Agreement and not less than two-thirds of the votes cast by the holders of Class A Preferred Shares of Holdings, voting separately as a class, who vote in respect of the special resolution to approve the amalgamation and this Agreement at a special meeting of Holdings' Shareholders called for that purpose or (ii) all of the holders of Common Shares and Class A Preferred Shares of Holdings, in writing.

     (b) (i) not less than two-thirds of the votes cast by the holders of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares, each voting separately as a single class, who vote in respect of the special resolution to approve the amalgamation and this Agreement at a special meeting of Delano shareholders called for that purpose or (ii) all of the holders of Common Shares, Class A Preferred Shares, Class B Preferred Shares and Class C Preferred Shares of Delano, in writing; and

     (c) Mr. Bahman Koohestani, in accordance with the terms of the amended and restated shareholders agreement in respect of Delano dated as of January 27, 1999.


                                   ARTICLE 4
                                  ORGANIZATION

4.1  NAME

The name of the Corporation shall be DELANO TECHNOLOGY CORPORATION.

4.2  AUTHORIZED CAPITAL

The Corporation shall be authorized to issue the following shares:

     (a)  an unlimited number of Common Shares;

     (b)  an unlimited number of Class A Special Shares;

     (c)  an unlimited number of Class B Special Shares; and

     (d)  an unlimited number of Class C Special Shares.

provided that, notwithstanding the foregoing, the Corporation shall be authorized to issue an unlimited number of Common Shares.

The holders of the Common Shares, the Class A Special Shares, the Class B Special Shares, the Class C Special Shares and Preference Shares shall have the rights, privileges, and are subject to the restrictions and conditions set out in Schedule A to this Agreement or, in the event that the issued and outstanding Special Shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, the holders of Common Shares and Preference Shares shall have the rights, privileges, and are subject to the restrictions and conditions set out in Schedule B to this Agreement.

4.3  BUSINESS

There shall be no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

4.4  REGISTERED OFFICE

Until changed in accordance with the Act, the place in Ontario where the registered office of the Corporation is to be situated is the City of Toronto, in the Province of Ontario, and the address of the registered office of the Corporation shall be 40 West Wilmot Street, Richmond Hill, Ontario, L4B 1H8.

4.5  BY-LAWS

Until repealed, amended, altered or added to, so far as applicable, the by-laws of Delano at the time the amalgamation becomes effective shall be the by-laws of the Corporation. A copy of the by-laws may be examined at the registered office of the Corporation.

4.6  SHARE CERTIFICATE

Until altered, the forms of share certificates for the Common Shares, the Class A Special Shares, the Class B Special Shares and the Class C Special Shares of the Corporation shall be in the same forms respectively as the share certificates for the Common Shares, the Class A Preferred Shares, the Class B Preferred Shares and the Class C Preferred Shares of Delano, as such share certificate shall be amended from time to time.

4.7  BANKING

Until repealed, amended, altered or added to, so far as applicable, the banking resolutions of the Corporation shall be the same as the banking resolutions of Delano.

                                   ARTICLE 5
                             DIRECTORS AND OFFICERS

5.1  DIRECTORS

Until changed in accordance with the Act, the Board of the Corporation shall consist of the Board of Delano at the time the amalgamation becomes effective.

Each director shall hold office until the first meeting of shareholders of the Corporation, or until his successor is elected or appointed. The election of subsequent directors shall take place thereafter in accordance with the provisions of the by-laws of the Corporation and the Act. Subject to the provisions of the Act and any unanimous shareholder agreement, the Board shall manage or supervise the management of the business and affairs of the Corporation.

5.2  OFFICERS

The officers of the Corporation shall consist of the officers of Delano at the time the amalgamation becomes effective, until their successors are duly elected or appointed.

                                   ARTICLE 6
                                ISSUED CAPITAL

6.1  TRANSITION

At the time the amalgamation of Delano and Holdings becomes effective, their shares become issued and fully paid shares of the Corporation, or are cancelled, as the case may be, as follows:

     (a) Class A Preferred Shares (Holdings) -- all of the issued and outstanding Class A Preferred Shares in the capital of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares of the Corporation equal to that percentage (the "Class A Preferred Applicable Percentage") of each of (A) 4,000,000 Class A Preferred Shares, (B) 2,631,580 Class B Preferred Shares and
(C) 124,308 Class C Preferred Shares that the Fair Market Value of the Class A Preferred Shares of Holdings is of the Fair Market Value of Holdings; and for this purpose the Fair Market Value of the Class A Preferred Shares of Holdings is $4,646,401.60 and the aggregate Fair Market Value of Holdings is the aggregate Fair Market Value of each of 4,000,000 Class A Preferred Shares, 2,631,308 Class B Preferred Shares and 124,308 Class C Preferred Shares.

     Accordingly, each Class A Preferred Share of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares in accordance with the following formula:

     Number of Class A Special Shares =

     Class A Preferred Applicable Percentage x 4,000,000
     ---------------------------------------------------
                           1,100

     Number of Class B Special Shares =

     Class A Preferred Applicable Percentage x 2,631,580
     ---------------------------------------------------
                           1,100

     Number of Class C Special Shares =

     Class A Preferred Applicable Percentage x 124,308
     ---------------------------------------------------
                           1,100

     (b) Common Shares (Holdings) -- all of the issued and outstanding Common Shares in the capital of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares of the Corporation equal to that percentage (the "Common Share Applicable Percentage") of each of (A) 4,000,000 Class A Preferred Shares, (B) 2,631,580 Class B Preferred Shares and (C) 124,308 Class C Preferred Shares that the Fair Market Value of the Common Shares of Holdings is of the Fair Market Value of Holdings and for this purpose the Fair Market Value of the Class A Preferred Shares of Holdings is $4,646,401.60 and the Fair Market Value of Holdings is the
     aggregate Fair Market Value of each of 4,000,000 Class A Preferred Shares and 2,631,308 Class B Preferred Shares and 124,308 Class C Preferred Shares and the Fair Market Value of the Common Shares of Holdings is equal to the Fair Market Value of Holdings less the Fair Market Value of the Class A Preferred Shares of Holdings.

     Accordingly, each Common Share of Holdings shall be converted into fully paid and non-assessable Class A Special Shares, Class B Special Shares and Class C Special Shares in accordance with the following formula:

     Number of Class A Special Shares =

     Common Share Applicable Percentage x 4,000,000
     ----------------------------------------------
                          3,150

     Number of Class B Special Shares =

     Common Share Applicable Percentage x 2,631,580
     ----------------------------------------------
                          3,150

     Number of Class C Special Shares =

     Common Share Applicable Percentage x 124,308
     --------------------------------------------
                          3,150

(c) Common Shares -- all of the issued and outstanding Common Shares in the capital of Delano held by shareholders other than Holdings shall be converted into fully paid and non-assessable Common Shares of the Corporation on the basis of one Common Share of the Corporation for each Common Share of Delano.

(d) Class B Preferred Shares -- all of the issued and outstanding Class B Preferred Shares in the capital of Delano held by Shareholders other than Holdings shall be converted into fully paid and non-assessable Class B Special Shares of the Corporation on the basis of one Class B Special Share of the Corporation for each Class B Preferred Share of Delano;

(e) Class C Preferred Shares -- all of the issued and outstanding Class C Preferred Shares in the capital of Delano held by shareholders other than Holdings shall be converted into fully paid and non-assessable Class C Special Shares of the Corporation on the basis of one Class C Special Share of the Corporation for each Class C Preferred Share of Delano; and

(f)  Cancelled Shares -- the following shares are cancelled:

     (i) the 4,000,000 issued and outstanding Class A Preferred Shares in the capital of Delano, without any repayment of capital in respect thereof;

     (ii) the 2,631,580 Class B Preferred Shares in the capital of Delano owned by Holdings, without any repayment of capital in respect thereof;

          (iii) the 124,308 Class C Preferred Shares in the capital of Delano owned by Holdings, without any repayment of capital in respect thereof;; and

          (iv) all authorized but unissued shares in the capital of Delano and Holdings;

6.2  CONVERSION TO COMMON SHARES OF DELANO

In the event that the issued and outstanding preferred shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, all references in this Agreement to Special Shares of the Corporation shall be deemed to be references to Common Shares of the Corporation, as if such Special Shares were Class A Preferred Shares, Class B Preferred Shares or Class C Preferred Shares of Delano, as the case may be, and were converted to Common Shares in accordance with their terms and, in the case of the Class C Preferred Shares (in addition to and in the same manner as the Class A Preferred Shares and Class B Preferred Shares), as adjusted to give effect to any stock split in respect of the Common Shares.

6.3  FRACTIONAL SHARES

Notwithstanding anything herein contained, no fractional shares of the Corporation will be issued in connection with the amalgamation. Where the aggregate number of Class A Special Shares, Class B Special Shares, Class C Special Shares of the Corporation, as the case may be, to be issued to a holder of Class A Preferred Shares or Common Shares of Holdings would result in a fraction of a share being issued, such holder shall receive, in lieu of such fractional share, a cash payment from the Corporation equal to the fraction of a Class A Special Share, Class B Special Share, Class C Special Share or Common Share of the Corporation otherwise issuable, multiplied by the Fair Market Value of the Class A Preferred Share or Common Share of Holdings, as the case may be.

6.4  STATED CAPITAL

The aggregate stated capital of the Corporation shall be equal to the aggregate stated capital of Holdings plus the aggregate stated capital of Delano immediately prior to the amalgamation, less the stated capital attributable to the shares of Delano owned by Holdings which are to be cancelled on the amalgamation and shall be allocated among the shares of the Corporation as follows:

     (a)  $1,500,018.65 to the Class A Special Shares of the Corporation;

     (b)  $3,600,014.37 to the Class B Special Shares of the Corporation;

     (c)  $22,500,005.58 to the Class C Special Shares of the Corporation; and

     (d)  $3,500 to the Common Shares of the Corporation

6.5  SHARE CERTIFICATES

After the amalgamation becomes effective, the shareholders of Delano and Holdings, if and when requested by the Corporation, shall surrender for cancellation the certificates representing shares held by them in Delano and Holdings, respectively, and shall be entitled to receive, upon request, certificates for shares of the Corporation on the basis aforesaid.

                                   ARTICLE 7
                                    GENERAL

7.1  INDEMNITY

XDL Ventures Corp. covenants and agrees with Delano to indemnify and save harmless Delano from and against any and all liabilities of Holdings that Delano may assume pursuant to the amalgamation.

7.2  EXPENSES

Whether or not the amalgamation is consummated, Holdings agrees to pay or to reimburse Delano for all out of pocket expenses of Delano relating to the amalgamation.

7.3  JOINDER

XDL Ventures Corp. has executed this Agreement for the purpose of agreeing to be bound by the provisions of Section 7.1.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                   DELANO TECHNOLOGY CORPORATION

                                   By:  /s/ David Latner
                                        ---------------------------------------
                                        Name:  David Latner
                                        Title: Secretary


                                   XDL DELANO HOLDINGS INC.

                                   By:  /s/ David Latner
                                        ---------------------------------------
                                        Name:  David Latner
                                        Title: Vice President and Secretary

EXECUTED as of the date first written above, for the purposes of agreeing to be bound by Section 6.1.

                                   XDL VENTURES CORP.

                                   By:  /s/ David Latner
                                        ---------------------------------------
                                        Name:  David Latner
                                        Title: Director

                                  SCHEDULE "B"

          AMENDMENT NO. 1 DATED FEBRUARY 7, 2000 TO THE AMALGAMATION AGREEMENT MADE AS OF THE 30TH DAY OF NOVEMBER, 1999.

BETWEEN:

          DELANO TECHNOLOGY CORPORATION, a corporation governed by the Business Corporations Act (Ontario), ("Delano")

                                    - and -

          XDL DELANO HOLDINGS INC., a corporation governed by the Business Corporations Act (Ontario), ("Holdings")

RECITALS:

A. Delano and Holdings have entered into an Amalgamation Agreement dated as of the 30th day of November, 1999;

B. Delano and Holdings wish to amend the Amalgamation Agreement in certain respects, which amendments have been approved in writing by the shareholders of each of Delano and Holdings.

     NOW THEREFORE, the parties agree as follows:

                                   ARTICLE 1

1.1 Section 4.2 of the Amalgamation Agreement is hereby deleted in its entirety and replaced by the following:

     4.2  AUTHORIZED CAPITAL

     The Corporation shall be authorized to issue the following shares:

     (a)  an unlimited number of Common Shares;

     (b)  an unlimited number of Class A Special Shares;

     (c)  an unlimited number of Class B Special Shares; and

     (d)  an unlimited number of Class C Special Shares.

     provided that, notwithstanding the foregoing, in the event that the issued and outstanding Special Shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, the Corporation shall be authorized to issue an unlimited number of Common Shares and an unlimited number of Preference Shares.

     The holders of the Common Shares, the Class A Special Shares, the Class B Special Shares the Class C Special Shares and Preference Shares shall have the rights, privileges, and are subject to the restrictions and conditions set out in Schedule A to this Agreement or, in the event that the issued and outstanding Special Shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, the holders of Common Shares and Preference Shares shall have the rights, privileges, and are subject to the restrictions and conditions set out in Schedule B to this Agreement.

1.2  Section 6.1 of the Amalgamation Agreement is hereby amended by deleting
     Section 6.1(c) in its entirety and replacing it with the following:

     (c) Common shares -- all of the issued and outstanding Common Shares in the capital of Delano held by shareholders other than Holdings shall be converted into fully paid and non-assessable Common Shares of the Corporation on the basis of one Common Share of the Corporation for each Common Share of Delano.

1.3 Section 6.2 of the Amalgamation Agreement is hereby deleted in its entirety and replaced by the following:

     6.2  CONVERSION TO COMMON SHARES OF DELANO

     In the event that the issued and outstanding preferred shares of Delano have been converted to Common Shares of Delano in accordance with their terms prior to the effective time of the amalgamation, all references in this Agreement to Special Shares of the Corporation shall be deemed to be references to Common Shares of the Corporation, as if such Special Shares were Class A Preferred Shares, Class B Preferred Shares or Class C Preferred Shares of Delano, as the case may be, and were converted to Common Shares in accordance with their terms and, in the case of the Class C Preferred Shares (in addition to and in the same manner as the Class A Preferred Shares and Class B Preferred Shares), as adjusted to give effect to any stock split in respect of the Common Shares.

1.4 Section 6.5 of the Amalgamation Agreement is hereby deleted in its entirety and replaced by the following:

     6.5  SHARE CERTIFICATES

     After the amalgamation becomes effective, the shareholders of Delano and Holdings, if and when requested by the Corporation, shall surrender for cancellation the certificates representing shares held by them in Delano and Holdings, respectively, and shall be entitled to receive, upon request, certificates for shares of the Corporation on the basis aforesaid.

1.5 Schedule A of the Amalgamation Agreement is hereby amended by adding at the end thereof the following:

     PREFERENCE SHARES

     The Preference Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

     1. One or more series -- The Preference Shares may from time to time be issued in one or more series;

     2. Terms of each series -- Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Business Corporations Act (Ontario), the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the issue price per share, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

     3. Ranking of Preference Shares -- The Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the Common Shares, and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares, and any other shares of the Corporation ranking junior to such Preference Shares as may be fixed in accordance with section 2;

     4. Cumulative Dividends and Payments on the Return of Capital -- If any cumulative dividends, whether or not declared, or any amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, in respect of a series of Preference Shares are not paid in full, the shares of such series of Preference Shares shall participate rateably with the shares of all other series of Preference Shares in respect of, all accumulated cumulative dividends, whether or not declared, or all amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, as the case may be.

     5. Conversion into Common Shares -- The Preference Shares of any series may be made convertible into Common Shares;

     6. Voting -- Subject to the provisions of the Business Corporations Act (Ontario), and section 7 below, the Preference Shares shall have no voting rights as a class;

     7. Variation of rights -- The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

1.6 The Amalgamation Agreement is hereby amended by adding the following as Schedule B thereto:

COMMON SHARES

1.   VOTING RIGHTS

Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of holders of Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

2.   DIVIDENDS

The Common Shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Board of Directors of the Corporation.

3.   LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, the assets and funds of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Shares, pro rata based on the number of Common Shares held by each holder and any other participating outstanding series or class of shares convertible into Common Shares.

PREFERENCE SHARES

The Preference Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1. One or more series - The Preference Shares may from time to time be issued in one or more series;

2. Terms of each series - Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with the Business Corporations Act (Ontario), the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the issue price per share, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

     3. Ranking of Preference Shares -- The Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the Common Shares, and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Common Shares, and any other shares of the Corporation ranking junior to such Preference Shares as may be fixed in accordance with section 2;

     4. Cumulative Dividends and Payments on the Return of Capital -- If any cumulative dividends, whether or not declared, or any amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, in respect of a series of Preference Shares are not paid in full, the shares of such series of Preference Shares shall participate rateably with the shares of all other series of Preference Shares in respect of, all accumulated cumulative dividends, whether or not declared, or all amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, as the case may be.

     5. Conversion into Common Shares -- The Preference Shares of any series may be made convertible into Common Shares;

     6. Voting -- Subject to the provisions of the Business Corporations Act (Ontario), and section 7 below, the Preference Shares shall have no voting rights as a class;

     7. Variation of rights -- The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

                                       DELANO TECHNOLOGY CORPORATION


                                       By:  /s/ David Lewis
                                            -----------------------------------
                                            Name:  David Lewis
                                            Title: Secretary



                                       XDL DELANO HOLDINGS INC.


                                       By:  /s/ David Latner
                                            -----------------------------------
                                            Name:  David Latner
                                            Title: Vice President and Secretary